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                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-4 of Champion Enterprises, Inc. of our report dated February 9, 1996, appearing on page F-2 of Champion Enterprises, Inc.'s Annual Report on Form 10-K for the year ended December 30, 1995. We also consent to the references to us under the heading "Experts" in such Prospectus.

Price Waterhouse LLP

Detroit, Michigan
September 20, 1996